SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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San Jose International, Inc.
(Name of Registrant as Specified in Charter)

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended

San Jose International, Inc.
988 Miramonte Drive, #6, Santa Barbara
California 93101 U.S.A.

To the Stockholders of San Jose International, Inc.:

Notice is hereby given to holders of common stock (the "Common Stock") of San Jose International, Inc., a Delaware corporation that our Board of Directors have:

(i) approved an amendment to our Certificate of Incorporation to change the name of our company to "Conquest Geoservices, Inc." to more accurately reflect our proposed future business;

(ii) approved an amendment to our Certificate of Incorporation to effect a forward split (the "Forward Split") of our Common Stock so our authorized capital increases from 80,000,000 shares of Common Stock to 880,000,000 shares of Common Stock and correspondingly our issued and outstanding capital increases from 3,411,000 shares of Common Stock to 37,521,000 shares of Common Stock; and

(ii) approved an amendment to our Certificate of Incorporation to create 20,000,000 Class A Special Voting Shares in the capital of our company (the "Special Voting Shares")

(collectively, the "Amendments")

Our Board of Directors approved the Amendments to our Certificate of Incorporation on January 19, 2004. The Amendments will be approved, not less than twenty days following the mailing of this Information Statement to shareholders of record on the Record Date (as defined herein), by written consents in lieu of a meeting executed by the holders of a majority of the outstanding shares of Common Stock in accordance with the provisions of the Delaware General Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with the Amendments.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it is filed with the Secretary of State of the State of Delaware. We anticipate that such filing will occur on or about February 25, 2004 (the "Effective Date") following receipt by us of written consents by the holders of a majority of the outstanding shares of our Common Stock evidencing their approval of the Certificate of Amendment.

We will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.

Our Board of Directors have fixed the close of business on January 30, 2004 as the record date (the "Record Date") for the determination of stockholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about February 5, 2004 to all stockholders of record as of the Record Date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

DESCRIPTION OF THE COMPANY

We were incorporated in the State of Delaware on October 6, 1998. San Jose International's business plan was to become actively engaged in the business of marketing and selling custom-designed Spanish colonial doors, windows, frames and related door hardware catering to the wholesale home building industry then later expanding to the retail home building stores and specialty outlets. We planned to implement its business strategy by initially seeking artisans to design and manufacture cedar, oak and alder wood doors and frames in Spanish colonial style for sale through wholesale suppliers. San Jose International has never had any bankruptcy, receivership, or similar proceedings. San Jose International has never had any material reclassification, merger, consolidation or purchase of sale of a significant amount of assets in the ordinary course of business.

As management of our company has investigated opportunities and challenges in the door and frame business, management has realized that this business may not present the best opportunity for our company to realize return for our shareholders. As such, our management has considered and is considering other potential opportunities, including opportunities in businesses, which have no connection to the door and frame business. We have evaluated business opportunities that appear potentially profitable and will determine as opportunities arise whether to become involved in a different business.

However, our management is of the view that our anticipated plans and operation, have not and will not be achieved or further pursued by us. Due to our inability to generate sufficient revenues to continue operations, we have decided to seek and identify a different line of business.

Further to our investigation of business opportunities, we have agreed to acquire all of the issued and outstanding shares of Conquest Seismic Services Ltd., Conquest Seismic Drilling Ltd., 758993 Alberta Ltd. and Norex Exploration Services Ltd. (collectively, the "Target Companies"), all of which are companies incorporated under the laws of the province of Alberta, and all of which are private companies with the exception of Norex Exploration Services Ltd., whose common shares are listed for trading in Canada on the TSX Venture Exchange. The Target Companies are companies engaged in the provision of Geoservices and seismic services to the oil and gas exploration industry, primarily in Western Canada.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table and text sets forth the names and ages of all of our directors, executive officers and significant employees as of the Record Date. All of the directors serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Subject to any applicable employment agreement, executive officers serve at the discretion of our Board of Directors, and are appointed to serve until the first Board of Directors meeting following the annual meeting of shareholders. Also provided is a brief description of the business experience of each director, executive officer and significant employee during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.

Directors, executive officers and other significant employees:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Christopher Greenwood	Director, President and Secretary	25	September 2000

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The backgrounds and experience of our director and executive officer is as follows:

Christopher Greenwood

Christopher Greenwood has served as our President, Secretary, Treasurer and Director since September, 2000. Since 2001, Mr. Greenwood is enrolled at the University of California, Santa Barbara seeking a BA in Economics. From 1999 to 2001, Mr. Greenwood was enrolled in Santa Barbara City College, Santa Barbara majoring in Business. Prior to 1998, Mr. Greenwood was a full time student at College of the Desert, Palm Desert, CA. Since, 1999, Mr. Greenwood has also worked part-time at White Castle Productions, Inc. as a researcher.

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Beneficial Ownership

As used in this section, the term "beneficial ownership" with respect to a security is defined by Regulation 228.403 under the Securities Exchange Act of 1934, as amended, as consisting of: (1) any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power (which includes the power to vote, or to direct the voting of such security) or investment power (which includes the power to dispose, or to direct the disposition of, such security); and (2) any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership.

Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.

As of the Record Date, we had a total of 3,411,000 shares of Common Stock ($0.0001 par value per common share) issued and outstanding.

As of the Record Date, no person known to us was the beneficial owner of more than five percent (5%) of our outstanding shares of Common Stock except the following:

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Christopher Greenwood 988 Miramonte Drive, #6 Santa Barbara, CA 93101	2,500,000 common shares	73.3%
Officers and Directors as a Group	2,500,000 common shares	73.3%

(1) Based on 3,411,000 shares of Common Stock outstanding as of the Record Date.

MARKET FOR THE COMPANY'S STOCK AND RELATED STOCKHOLDER MATTERS

Our shares of Common Stock are quoted in the United States on the National Association of Securities Dealers Over-the-Counter Bulletin Board (the "OTC Bulletin Board") with the symbol "SNJI" and CUSIP# 798212 10 6. Our shares of common stock have not traded since our shares of common stock were approved for quotation on the OTC Bulletin Board on June 12, 2002.

Our shares of Common Stock are issued in registered form. Signature Stock Transfer, Inc. of Texas is the registrar and transfer agent for our shares of Common Stock.

On the Record Date, the shareholders' list for our shares of Common Stock showed 47 registered shareholders and 3,411,000 shares outstanding.

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our shares of Common Stock, the intention of our management is to retain future earnings for use in our operations and the expansion of our business.

AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION

On January 19, 2004, our Board of Directors approved the Amendments to our Certificate of Incorporation to change our name to "Conquest Geoservices, Inc.", approved the Forward Split and approved the creation of the class of Special Voting Shares in the capital of our company. The proposed Certificate of Amendment is attached hereto as Appendix A.

The general purpose and affect of the Amendments to our Certificate is to authorize our change of name, the Forward Split and the creation of the Special Voting Shares. The proposed change of name will more accurately reflect our proposed future business. Our Board of Directors believes that it is prudent to have the Special Voting Shares available for general corporate purposes, and in particular, the acquisition of all of the issued and outstanding shares of common stock of the Target Companies (the "Acquisitions").

In furtherance of the Acquisitions, we have entered into negotiations for a formal share exchange agreement (the "Share Exchange Agreement") with the holders (the "Vendors") of all of the issued and outstanding shares of certain of the Target Companies, and we have agreed to make a take-over bid in respect of the Target Company, Norex Exploration Services Inc. Pursuant to the terms of the Acquisitions, in order to facilitate Canadian tax planning by the Vendors, our wholly-owned subsidiary, 4159926 Canada Inc., will issue exchangeable preferred shares (the "Preferred Shares") to the Vendors in consideration of all of the issued and outstanding shares of the Target Companies. Each Preferred Share will be exchangeable for one share of our Common Stock. In addition, the Vendors will be entitled to receive from us one Special Voting Share for each Preferred Share that will be issued to them in order to

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permit such Vendors to receive notice of, and to vote at all general meetings of our shareholders. A total of up to 18,000,000 Special Voting Shares will be issued in conjunction with the Acquisitions. Upon exchange of any Preferred Shares, any Vendor who holds any Special Voting Shares will surrender a like number of Special Voting Shares to us. A condition precedent to the Acquisitions is the authorization of the Amendments to our Certificate. However, shareholder approval of the Acquisitions is neither required nor being sought.

We presently have 80,000,000 authorized shares of common stock and 20,000,000 shares of preferred stock. As of the Record Date we had approximately 3,411,000 shares of Common Stock issued and outstanding and no preferred stock.

Except in connection with the Acquisitions described above, we currently have no arrangements or understandings for the issuance of additional shares of stock, although opportunities for acquisitions and equity financings could arise at any time. If our Board of Directors deemed it to be in our best interests to issue additional shares of Common Stock in the future from authorized shares, our Board of Directors generally will not seek further authorization by the stockholders, unless such authorization is otherwise required by law or regulations.

Our board of directors approved the amendment to our corporation's Certificate of Incorporation to provide for the Forward Split and authorize the Special Voting Shares so that such shares will be available for issuance for the Acquisitions and for general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of the additional authorized shares of Common Stock may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Our company is at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders. We do not currently have any specific agreements or understandings, written or otherwise, for any transaction that would require the issuance of additional shares of Common Stock. Our shares of Common Stock carry no pre-emptive rights to purchase additional shares.

The amendment to our company's Certificate of Incorporation to authorize the Forward Split and Special Voting Shares will not have any immediate effect on the rights of existing shareholders, but will dilute the voting percentage of existing shareholders upon completion of the Acquisitions. To the extent that additional Special Voting Shares are issued in the future, they will decrease the existing shareholders' percentage of voting authority in regards to our company.

The increase in the authorized number of shares of our Common Stock due to the Forward Split and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders. Shares of authorized and unissued Common Stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

We do not have any provisions in our Certificate of Incorporation, by-laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favoured by a majority of independent shareholders.

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DISSENTERS RIGHTS

Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the proposed Amendments to our Certificate of Incorporation.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our company, including financial statements, you may refer to our Form 10-KSB and Form 10-QSB, filed with the SEC. Copies of these documents are available on the SEC's EDGAR database at www.sec.gov or by calling us.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.

January 20, 2004 San Jose International, Inc.

By: /s/ Christopher Greenwood
Christopher Greenwood, President, Director and Secretary

APPENDIX  A

STATE of DELAWARE
CERTIFICATE of AMENDMENT of
CERTIFICATE of INCORPORATION

First: That at a meeting of the Board of Directors of San Jose International, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number "FIRST" so that, as amended, said Article shall be and read as follows:
"The name of this corporation shall be CONQUEST GEOSERVICES, INC."

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number "FOURTH" so that, as amended, said Article shall be and read as follows:

"The total number of shares of stock which this corporation is authorized to issue is Eight Hundred and Eighty Million (880,000,000) shares with a par value of One Tenth of One Mil ($0.0001) per share, amounting to Eighty Eight Thousand Dollars ($88,000.00) which are Common stock and Twenty Million (20,000,000) shares with a par value of One Tenth of One Mil ($0.0001) per share, amounting to Two Thousand Dollars ($2,000.00) which are Preferred Stock, and 20,000,000 Class A Special Voting Shares, with a par value of $0.0001 per share.

Special Voting Shares - Rights and Restrictions

The Class A Special Voting Shares will have the following rights and restrictions:

(a) Each holder of Class A Special Voting Shares will be entitled to receive notice of all meetings of the stockholders of the corporation and exercise, at all meetings of the stockholders of the corporation, one vote for each Class A Special Voting Share held by such holder.

(b) Holders of Class A Special Voting Shares shall have no rights to participate in any return of capital of the corporation on a liquidation or otherwise.

(c) Class A Special Voting Shares carry no right to receive dividends."

Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Sections 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favour of the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

Signed this _____ day of _____, 2004

___________________________________
Christopher Greenwood
President, Director and Secretary